Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders

CECO Environmental Corp.

Cincinnati, Ohio

We hereby consent to the incorporation by reference in Registration Statement No. 333-130294 on Form S-3 and Registration Statement Nos. 333-33270, 333-143527, and 333-159948 on Form S-8 of our report dated March 16, 2012, relating to the consolidated financial statements of CECO Environmental Corp., which appears in this Form 10-K.

/s/ BDO USA, LLP

Chicago, Illinois

March 16, 2012